                                                                    EXHIBIT 10.8

                                 PNC BANK CORP.
                       1997 LONG-TERM INCENTIVE AWARD PLAN
                       NONSTATUTORY STOCK OPTION AGREEMENT

OPTIONEE:

DATE OF GRANT:

OPTION PRICE PER SHARE:                      $

COVERED SHARES:
Terms defined in the 1997 Long-Term Incentive Award Plan ("PLAN") of PNC Bank Corp. ("CORPORATION") are used in this Agreement as defined in the Plan unless otherwise defined in this Agreement. For certain definitions, see Annex C attached hereto and incorporated herein by reference.

1. GRANT OF OPTION. Pursuant to the Plan and subject to the terms of this Agreement, the Corporation hereby grants to the Optionee an Option to purchase from the Corporation that number of Shares specified above as the "Covered Shares," exercisable at the Option Price; provided, that the Committee in its sole discretion may cancel the Option hereby granted at any time prior to the first anniversary of the Date of Grant shown above.

2. TERMS OF THE OPTION.

2.1 TYPE OF OPTION. The Option is intended to be a Nonstatutory Stock Option without Rights.

2.2 OPTION PERIOD. The Option is exercisable, in whole (with respect to the final Applicable Anniversary, or each date specified in clauses (ii) and (iii) regardless of the attainment of each Applicable Anniversary) or in part (subject to the attainment of each Applicable Anniversary in all other circumstances), at any time and from time to time on or after the earliest to occur of (i) the Applicable Anniversary of the Date of Grant, (ii) the date of termination of the Optionee's employment with the Corporation by reason of death or permanent and total disability, and (iii) the date of termination of the Optionee's employment during a Coverage Period either by the Corporation without Cause or by the Optionee with Good Reason; provided, that in the case of clause (iii) that such termination is at least six months after the Date of Grant. "Applicable Anniversary" means: (a) with respect to one-third of the Covered Shares, exclusive of fractional shares, the first anniversary of the Date of Grant;

(b) with respect to one-half of the remaining Covered Shares, exclusive of fractional shares, the second anniversary of the Date of Grant; and

(c) with respect to all remaining Covered Shares, the third anniversary of the Date of Grant; provided, that if the Optionee retires from employment with the Corporation prior to the third anniversary of the Date of Grant, the Optionee will be deemed to have attained the initial or the next pending Applicable Anniversary if the Optionee's date of retirement occurs within the six-month period immediately preceding that Applicable Anniversary. The option shall remain exercisable until the Date of Expiration.

2.3 NONTRANSFERABILITY. The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee or, in the event of the Optionee's legal disability, by the Optionee's legal representative.

3. CAPITAL ADJUSTMENTS. The number and class of unexercised Covered Shares and the Option Price shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations.

4.  EXERCISE OF OPTION.

4.1 NOTICE AND EFFECTIVE DATE. The Option may be exercised, in whole or in part, by delivering to the Corporation written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by full payment of
(a) the Option Price with respect to that portion of the Option being exercised and (b) any amounts required to be withheld pursuant to applicable tax laws in connection with such exercise. In addition, the Optionee may elect to use the cashless exercise procedure provided for pursuant to Section 4.2 hereof. The effective date of such exercise shall be the Date of Exercise. Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Annex A shall be used to exercise the Option granted hereunder.

4.2 PAYMENT OF THE OPTION PRICE. Upon exercise of the Option, in whole or in part, the Optionee may pay the aggregate Option Price in cash, by delivering duly endorsed certificates representing whole Shares having aggregate Fair Market Value on the Date of Exercise not exceeding that portion of the Option Price being paid by delivery of such Shares, or through a combination of cash and Shares; provided, however, that no Shares may be used to pay any portion of the Option Price that have not been held for at least six months prior to the Date of Exercise or such other period as may be specified by the Committee. Notwithstanding the foregoing, the

Optionee may elect to complete his or her option exercise through a brokerage service/margin account pursuant to the cashless option exercise procedure under Regulation T of the Board of Governors of the Federal Reserve System and in such manner as may be permitted by the Committee from time to time, consistent with said Regulation.

4.3 PAYMENT OF TAXES. The Optionee may elect to satisfy applicable tax withholding requirements by payment of cash or, subject to such terms and conditions as the Committee may from time to time establish to satisfy any or all federal, state, or local tax liabilities incurred upon such exercise, through retention by the Corporation of Shares otherwise issuable upon such exercise or by delivery to the Corporation of previously acquired Shares. Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Annex B shall be used to make such election.

4.4 EFFECT. The exercise, in whole or in part, of the Option shall cause a reduction in the number of unexercised Covered Shares equal to the number of Shares with respect to which the Option is exercised.

5. RESTRICTIONS ON EXERCISE AND UPON SHARES ISSUED UPON EXERCISE. Notwithstanding any other provision of this Agreement, the Optionee agrees, for himself (herself) and his (her) successors, that the Option may not be exercised at any time that the Corporation does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of Shares under the Plan, unless the Corporation agrees to permit such exercise. The Optionee further agrees, for himself (herself) and his (her) successors, that, upon the issuance of any Shares pursuant to the exercise of the Option, he
(she) will, upon the request of the Corporation, agree in writing that he (she) is acquiring such Shares for investment only and not with a view to resale, and that he (she) will not sell, pledge, or otherwise dispose of such Shares unless and until (a) the Corporation is furnished with an opinion of counsel to the effect that registration of such Shares pursuant to the Securities Act of 1933, as amended, is not required by that Act or by rules and regulations promulgated thereunder; (b) the staff of the Securities and Exchange Commission has issued a "no-action" letter with respect to such disposition; or (c) such registration or notification as is, in the opinion of counsel for the Corporation, required for the lawful disposition of such Shares has been filed and has become effective; provided, however, that the Corporation is not obligated hereby to file any such registration or notification. The Optionee further agrees that the Corporation may place a legend embodying such restriction on the certificates evidencing such Shares.

6. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a Shareholder with respect to any Covered Shares until such time as the Option is exercised and then only with respect to those Shares issued upon such exercise.

7. EMPLOYMENT. Neither the granting of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of the Corporation or any of its subsidiaries to employ the Optionee for any period. References in this Agreement to the employment of the Optionee with the Corporation shall include employment with any subsidiary of the Corporation.

8. SUBJECT TO THE PLAN. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated by reference herein and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Committee.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed on its behalf effective as of the Date of Grant.


PNC BANK CORP.


By: ________________________________________
Chairman and Chief Executive Officer

ATTEST:



____________________________________________
Secretary


ACCEPTED AND AGREED TO AS OF THE DATE OF GRANT.



____________________________________________
Optionee


Annex A - Option Exercise Form
Annex B - Tax Payment Election From
Annex C - Certain Definitions

                                     ANNEX C
               PNC BANK CORP. 1997 LONG-TERM INCENTIVE AWARD PLAN
                       NONSTATUTORY STOCK OPTION AGREEMENT
                               CERTAIN DEFINITIONS

Except where the context otherwise indicates, the following definitions apply to the Nonstatutory Stock Option Agreement (the "AGREEMENT") to which this Annex C is attached:

C.1 "APPLICABLE ANNIVERSARY" means: (a) with respect to one-third of the Covered Shares, exclusive of fractional shares, the first anniversary of the Date of Grant;

(b) with respect to one-half of the remaining Covered Shares, exclusive of fractional shares, the second anniversary of the Date of Grant; and

(c) with respect to all remaining Covered Shares, the third anniversary of the Date of Grant; provided, that if the Optionee retires from employment with the Corporation prior to the third anniversary of the Date of Grant, the Optionee will be deemed to have attained the initial or the next pending Applicable Anniversary if the Optionee's date of retirement occurs within the six-month period immediately preceding that Applicable Anniversary.

C.2 "CAUSE" means: (a) the willful and continued failure of the Optionee to substantially perform the Optionee's duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Optionee by the Board or the Chief Executive Officer of the Corporation which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Optionee has not substantially performed the Optionee's duties; or

(b) the willful engaging by the Optionee in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Corporation.

For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of the Optionee, shall be considered "willful" unless it is done, or omitted to be done, by the Optionee in bad faith and without reasonable belief that the Optionee's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the Chief Executive Officer or the Optionee's superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by the Optionee in good faith and in the best interests of the Corporation. The cessation of employment of the Optionee shall not be deemed to be for Cause unless and until there shall have been delivered to the Optionee, as part of the notice of the Optionee's termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding that, in the good faith opinion of the Board, the Optionee is guilty of the conduct described in clause (a) or (b) above and specifying the particulars thereof in detail. Such resolution shall be adopted only after reasonable notice of such Board meeting is provided to the Optionee and the Optionee is given an opportunity, together with counsel, to be heard before the Board.

C.3 "CHANGE IN CONTROL" means a change of control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided, however, that without limitation, a Change in Control shall be deemed to have occurred if:

(a) any Person, excluding employee benefit plans of the Corporation, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities, provided, however, that such an acquisition of beneficial ownership representing between twenty percent (20%) and forty percent (40%), inclusive, of such voting power shall not be considered a Change in Control if the Board approves such acquisition either prior to or immediately after its occurrence;

(b) the Corporation consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Corporation (a "FUNDAMENTAL TRANSACTION") with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power immediately after such Fundamental Transaction of (i) the Corporation's outstanding securities, (ii) the surviving entity's outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

(c) the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Corporation's assets;

(d) as a result of a proxy contest, individuals who prior to the conclusion thereof constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's shareholders in connection with such proxy contest was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors prior to such proxy contest) cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied);

(e) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); or

(f) the Board determines that a Change in Control has occurred. Notwithstanding anything to the contrary herein, a divestiture or spin-off of a subsidiary or division of the Corporation shall not by itself constitute a "Change in Control."

C.4 "CIC FAILURE" means the following: (a) with respect to a CIC Triggering Event described in Section C.4(a), the Corporation's shareholders vote against the transaction approved by the Board or the agreement to consummate the transaction is terminated; or

(b) with respect to a CIC Triggering Event described in Section C.4(b), the proxy contest fails to replace or remove a majority of the members of the Board.

C.5 "CIC TRIGGERING EVENT" means the occurrence of either of the following: (a) the Board or the Corporation's shareholders approve a transaction described in Subsection (b) of the definition of Change in Control contained in Section C.2 hereof; or

(b) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board.

C.6 "CORPORATION" shall mean PNC Bank Corp. and each Subsidiary of the Corporation.

C.7 "COVERAGE PERIOD" means a period commencing on the earlier to occur of (i) the date of a CIC Triggering Event and (ii) the date of a Change in Control, and ending on the date that is two years after the date of the Change in Control, provided, however, that in the event that a Coverage Period commences on the date of a CIC Triggering Event such Coverage Period shall terminate upon the earlier to occur of (x) the date of a CIC Failure and (y) the date that is two years after the date of the Change in Control triggered by the CIC Triggering Event. After the termination of any Coverage Period, another Coverage Period shall commence upon the earlier to occur of clauses (i) and (ii) in the preceding sentence.

C.8 "DATE OF EXERCISE" means the date on which the Corporation receives written notice of the exercise in such form as the Committee may from time to time prescribe, in whole or in part, of the Option pursuant to the terms of the Agreement.

C.9 "DATE OF EXPIRATION" means the date on which the Option shall expire, which shall be the earliest of the following times: (a) upon retirement of the Optionee from employment with the Corporation prior to the date that the Option becomes exercisable pursuant to Section 2.2 of the Agreement;

(b) upon termination of the Optionee's employment with the Corporation for Cause;

(c) upon termination of the Optionee's employment with the Corporation for any reason other than (i) Cause, (ii) retirement, (iii) death, (iv) permanent and total disability, (v) termination during a Coverage Period by the Corporation without Cause or by the Optionee with Good Reason, unless the Committee determines otherwise, or (vi) termination effected under the standard Waiver and Release Agreement and not revoked by the Optionee pursuant to the applicable Displaced Employee Assistance Plan or any successor plan, by whatever name known ("DEAP"), or under any agreement or arrangement entered into in lieu of the applicable DEAP and not revoked by the Optionee;

(d) one year after termination of the Optionee's employment with the Corporation by reason of death;

(e) ninety days after the Optionee's "last day of employment," as defined in a standard Waiver and Release Agreement executed and not revoked by the Optionee pursuant to the applicable DEAP, or in any agreement, release, or other document executed by the Optionee in lieu of the standard DEAP Waiver and Release Agreement and not revoked by the Optionee;

(f) three years after the termination of the Optionee?s employment with the Corporation by reason of (i) retirement on or after the date that the Option becomes exercisable pursuant to Section 2.2 of the Agreement, (ii) permanent and total disability, or (iii) termination during a Coverage period by the Corporation without Cause or by the Optionee with Good Reason;

(g) ten years after the Date of Grant; and

(h) during any of the periods described in clauses (e), (f) and (g), immediately above, the date upon which the Optionee first engages in any conduct or activity which is in competition with the Corporation's businesses or business opportunities, or which is in any way inimical, contrary, or harmful to the Corporation's interests, including solely by way of illustration and not limitation: (i) conduct related to the Optionee's employment for which either criminal, civil, or administrative penalties or sanctions against the Optionee may be sought; (ii) any material violation of the Corporation's policies, including but not limited to its Code of Ethics; (iii) accepting employment with or serving as a consultant, advisor, or in any other capacity to an employer that is in competition with or acting against the interests of the Corporation, including but not limited to employing or recruiting any present, former or future employee of the Corporation; provided, that this subclause
(h)(iii) shall not apply if the Optionee: (x) accepts such employment or provides such services during the three-year period described in clause
(f)(iii), above, and (y) does not employ or recruit any present, former or future employee of the Corporation during the first year of said three-year period; (iv) improperly disclosing, misappropriating, or misusing any confidential or proprietary information or material concerning the Corporation or its employees, officers, or directors. The Committee (or an officer of the Corporation duly authorized by the Committee to act on its behalf with respect to such matters) shall have the sole discretion to determine or confirm that the Optionee's conduct or activity is within the scope of this clause.

C.10 "DATE OF GRANT" means the date set forth as the "Date of Grant" on page 1 of the Agreement.

C.11 "GOOD REASON" means: (a) the assignment to the Optionee of any duties inconsistent in any respect with the Optionee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to either the CIC Triggering Event or the Change in Control, or any other action by the Corporation which results in a diminution in any respect in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Corporation promptly after receipt of notice thereof given by the Optionee;

(b) a reduction by the Corporation in the Optionee's annual base salary as in effect on the Date of Grant, as the same may be increased from time to time;

(c) the Corporation's requiring the Optionee to be based at any office or location that is more than fifty (50) miles from the Optionee's office or location immediately prior to either the CIC Triggering Event or the Change in Control;

(d) the failure by the Corporation (i) to continue in effect any bonus, stock option or other cash or equity-based incentive plan in which the Optionee participates immediately prior to either the CIC Triggering Event or the Change in Control that is material to the Optionee's total compensation, unless a substantially equivalent arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (ii) to continue the Optionee's participation in such plan (or in such substitute or alternative plan) on a basis at least as favorable, both in terms of the amount of benefits provided and the level of the Optionee's participation relative to other participants, as existed immediately prior to the CIC Triggering Event or the Change in Control; or

(e) the failure by the Corporation to continue to provide the Optionee with benefits substantially similar to those received by the Optionee under any of the Corporation's pension (including, but not limited to, tax-qualified plans), life insurance, health, accident, disability or other welfare plans in which the Optionee was participating, at costs substantially similar to those paid by the Optionee, immediately prior to the CIC Triggering Event or the Change in Control.

C.12 "OPTION" means the Nonstatutory Stock Option granted to the Optionee in
Section 1 of the Agreement pursuant to which the Optionee may purchase Shares as provided in the Agreement.

C.13 "OPTION PRICE" means the dollar amount per Share set forth as the "Option Price" on page 1 of the Agreement.

C.14 "OPTIONEE" means the person identified as the "Optionee" on page 1 of the Agreement.

C.15 "PERSON" has the meaning given in Section 3(a)(9) of the Exchange Act and also includes any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act.